Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry C. Barenbaum, Michael J. Lyftogt and Luke R. Komarek, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Christopher & Banks Corporation pursuant to a stock option agreement, effective as of January 29, 2011, between Christopher & Banks Corporation and Larry C. Barenbaum, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 25th day of May, 2011, by the following persons:

Signature	Title

/s/ Larry C. Barenbaum	President, Chief Executive Officer and Director
Larry C. Barenbaum	(principal executive officer)

/s/ Michael J. Lyftogt	Senior Vice President, Chief Financial Officer
Michael J. Lyftogt	(principal financial and accounting officer)

/s/ James J. Fuld, Jr.	Non-Executive Chair and Director
James J. Fuld, Jr.

/s/ Martin L. Bassett	Director
Martin L. Bassett

/s/ Mark A. Cohn	Director
Mark A. Cohn

/s/ Robert Ezrilov	Director
Robert Ezrilov

/s/ Morris Goldfarb	Director
Morris Goldfarb

/s/ Anne L. Jones	Director
Anne L. Jones

/s/ Paul L. Snyder	Director
Paul L. Snyder